UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 26, 2008

LIFE SCIENCES, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-05099	59-0995081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2900 – 72nd Street North, St. Petersburg, Florida	33710
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (727) 345-9371

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Exhibit Index at Page 4

(Page 1 of 5 Pages)

Non Regulation FD Filing

This Form 8-K is being filed for reasons other than those that would require a filing under Regulation FD.

Item 8.01.	Other Events.

As explained in more detail below, after causing 186-194 Imlay St. Realty Corp. (“Imlay”) to bring suit against Life Sciences, Inc. on August 12, 2008 and resigning more than 12 weeks later on November 6, 2008 as an officer and director of Life Sciences after more than 40 years, Simon Srybnik sent a letter dated November 26, 2008 to the Securities and Exchange Commission explaining, among other matters, that he resigned his positions, including as CEO of Life Sciences, “solely because of the potential conflict” brought about by his co-ownership of entities having to sue Life Sciences for amounts owed.

On August 12, 2008, Imlay, a New York corporation controlled by Simon Srybnik and his brother Louis D. Srybnik, commenced a legal action in the U.S. District Court, Eastern District of New York, against Life Sciences for monetary damages exceeding $1,665,000 relating to unpaid rent on Life Sciences’ St. Petersburg, Florida facilities, and associated real property taxes, attorneys’ fees and costs. See the Forms 8-K filed by the Company with the SEC on November 10, 2008 and November 26, 2008.

On November 6, 2008, Simon Srybnik, at the time and still a controlling person with his brother Louis D. Srybnik of Life Sciences through their direct and indirect beneficial share ownership of more than 60% of the stock of the Company, resigned as a director and officer of the Company. Simon Srybnik was a director and officer of Life Sciences for more than 40 years, including the Chairman of the Board, Chief Executive Officer and President for more than the 10 years preceding his resignation.

In Simon Srybnik’s letter dated November 26, 2008 addressed to the SEC concerning his resignation as Chief Executive Officer of Life Sciences, he states, among other matters, that he resigned on November 6, 2008 “solely because of the potential conflict” brought about by his co-ownership of entities having to sue Life Sciences for amounts owed. See the attached Exhibit 99.2 which is incorporated herein by this reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 2, 2008

LIFE SCIENCES, INC.

By:	/s/ Alex A. Burns
Alex A. Burns,
Vice President and Secretary

EXHIBIT INDEX

Exhibit No.	Description	Beginning At Sequential Page No.
99.2	Letter dated November 26, 2008 from Simon Srybnik to the Securities and Exchange Commission	5